EXHIBIT 99.2

90-92 Main Street, P.O. Box 58

Wellsboro, PA 16901

Phone: (570) 724-3411   Fax: (570) 723-8097

E-Mail: cnemail@cnbankpa.com   Web Page: http://www.cnbankpa.com

Stock Symbol: CZNC

Chartered 1864
FEDERAL DEPOSIT INSURANCE CORP

June 30, 2013	QUARTERLY REPORT

Dear Shareholder:

The economic environment of 2013 continues to be very challenging for the banking industry. Two forces are working simultaneously to create the challenges. First, a prolonged period of historically low interest rates has resulted in cash flows being reinvested at considerably lower yields causing margin compression. Secondly, the implementation of Dodd-Frank legislation has increased compliance costs, reduced overdraft protection income and applied downward pressure on interchange income.

Despite these hurdles, Citizens & Northern produced excellent financial results for the second quarter and first six months of 2013. While not at the same level of our outstanding results for 2012, net income of $4,974,000 for the second quarter of 2013 and $9,680,000 year-to-date produced a Return on Average Assets (ROAA) of 1.56% and Return on Average Equity (ROAE) of 10.57%. These results were accomplished, in our opinion, without compromising credit quality or taking undue extension risk with the investment portfolio.

The balance sheet has shrunk over the past year as investment opportunities providing an appropriate yield have been extremely limited, resulting in our measured approach to deposit pricing and our decision to reduce borrowings. While net loans have decreased approximately $49 million over the past twelve months, mortgage loans sold with servicing retained have increased approximately $56 million. Non-performing assets to total assets remain manageable at 0.80%. Trust assets under management have grown 8.68% over the past year and have been an important contributor to non-interest income.

In the second quarter 2013, we incurred professional fees expense of $315,000 from a consulting project related to debit card operations and electronic funds processing. While expense has been recognized in the most recently completed quarter, management expects the consultants’ services to result in increases in non-interest revenue and reductions in non-interest expense going forward, most significantly from an estimated total reduction in expense of $1.9 million for electronic funds processing over the next 5 ½ years.

The Board, management and employees are committed to managing through the previously mentioned challenges to produce superior financial results that enhance shareholder value. I solicit your continued support and welcome your questions and comments.

Charles H. Updegraff, Jr.

Chairman, President & CEO

CITIZENS & NORTHERN CORPORATION

BOARD OF DIRECTORS

Charles H. Updegraff, Jr. - Chairman

Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Leo F. Lambert	Ann M. Tyler

CITIZENS & NORTHERN BANK

1-877-838-2517

OFFICES

428 S. Main Street, ATHENS, PA 18810
3 Main Street, CANISTEO, NY 14823
10 N Main Street, COUDERSPORT, PA 16915
111 Main Street, DUSHORE, PA 18614
563 Main Street, EAST SMITHFIELD, PA 18817
104 Main Street, ELKLAND, PA 16920
135 East Fourth Street, EMPORIUM, PA 15834
6250 County Route 64, HORNELL, NY 14843
230-232 Railroad Street, JERSEY SHORE, PA 17740
102 E. Main Street, KNOXVILLE, PA 16928
514 Main Street, LAPORTE, PA 18626
4534 Williamson Trail LIBERTY, PA 16930
1085 S. Main Street, MANSFIELD, PA 16933
612 James Monroe Avenue, MONROETON, PA 18832
3461 Rte.405 Highway, MUNCY, PA 17756
100 Maple Street, PORT ALLEGANY, PA 16743
24 Thompson Street, RALSTON, PA 17763
1827 Elmira Street, SAYRE, PA 18840
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702
41 Main Street, TIOGA, PA 16946
428 Main Street, TOWANDA, PA18848
Court House Square, TROY, PA 16947
90-92 Main Street, WELLSBORO, PA 16901
130 Court Street, WILLIAMSPORT, PA 17701
1510 Dewey Ave., WILLIAMSPORT, PA 17702
Route 6, WYSOX, PA 18854

TRUST & FINANCIAL MANAGEMENT GROUP

3 Main Street, Canisteo, NY 14823	607-698-4295
10 N Main Street, Coudersport, PA 16915	800-921-9150
1827 Elmira Street, Sayre, PA 18840	888-760-8192
428 Main Street, Towanda, PA 18848	888-987-8784
90-92 Main Street, Wellsboro, PA 16901	888-487-8784
130 Court Street, Williamsport, PA 17701	866-732-7213

ACCOUNT SERVICES 90-92 Main St., Wellsboro, PA 16901-
BANKCARD SERVICES 90-92 Main St., Wellsboro PA 16901-	800-577-8001
ELECTRONIC BANKING – 10 Nichols St., Wellsboro, PA 16901	877-838-2517
www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION
(In Thousands, Except Per Share Data) (Unaudited)
	2ND	1ST	2ND	6 MONTHS ENDED
	QUARTER	QUARTER	QUARTER	JUNE
	2013	2013	2012	2013	2012
	(Current)	(Current)	(Prior Qtr)	(Current)	(Prior Yr)
Interest and Dividend Income	$12,355	$12,647	$14,529	$25,002	$29,305
Interest Expense	1,415	1,600	2,401	3,015	4,903
Net Interest Income	10,940	11,047	12,128	21,987	24,402
Provision for Loan Losses	66	183	367	249	185
Net Interest Income After Provision for Loan Losses	10,874	10,864	11,761	21,738	24,217
Other Income	4,191	3,843	4,279	8,034	7,934
Net Gains on Available-for-sale Securities	100	1,159	203	1,259	201
Loss on Prepayment of Borrowings	0	1,023	143	1,023	143
Other Noninterest Expenses	8,520	8,553	8,321	17,073	16,734
Income Before Income Tax Provision	6,645	6,290	7,779	12,935	15,475
Income Tax Provision	1,671	1,584	2,094	3,255	4,203
Net Income	$4,974	$4,706	$5,685	$9,680	$11,272

PER COMMON SHARE DATA:
Net Income – Basic	$0.40	$0.38	$0.46	$0.78	$0.92
Net Income - Diluted	$0.40	$0.38	$0.46	$0.78	$0.92
Dividend Per Share	$0.25	$0.25	$0.20	$0.50	$0.38
Number Shares Used in Computation - Basic	12,342,755	12,321,014	12,225,808	12,331,943	12,216,339
Number Shares Used in Computation - Diluted	12,369,311	12,349,264	12,242,833	12,359,284	12,243,303

CONDENSED, CONSOLIDATED BALANCE SHEET DATA
(In Thousands, Except Per Share Data) (Unaudited)
	JUNE 30,	MARCH 31,	JUNE 30,
	2013	2013	2012
ASSETS
Cash & Due from Banks	$35,776	$45,069	$69,158
Available-for-sale Securities	470,068	459,855	478,368
Loans Held for Sale	725	799	3,190
Loans, Net	647,772	659,628	696,777
Intangible Assets	12,055	12,067	12,117
Other Assets	61,948	62,903	67,917
TOTAL ASSETS	$1,228,344	$1,240,321	$1,327,527

LIABILITIES
Deposits	$950,769	$967,974	$1,029,456
Repo Sweep Accounts	4,387	4,637	4,242
Total Deposits and Repo Sweeps	955,156	972,611	1,033,698
Borrowed Funds	85,472	76,661	110,038
Other Liabilities	8,355	7,841	7,729
TOTAL LIABILITIES	1,048,983	1,057,113	1,151,465

SHAREHOLDERS' EQUITY
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	176,681	174,137	165,008
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	2,832	9,223	11,519
Defined Benefit Plans	(152)	(152)	(465)
TOTAL SHAREHOLDERS' EQUITY	179,361	183,208	176,062
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,228,344	$1,240,321	$1,327,527

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)
	6 MONTHS ENDED		%
	JUNE 30,		INCREASE
	2013	2012	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$9,680	$11,272	-14.12%
Return on Average Assets	1.56%	1.72	-9.30%
Return on Average Equity	10.57%	13.12	-19.44%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,228,344	$1,327,527	-7.47%
Available-for-Sale Securities	470,068	478,368	-1.74%
Loans (Net)	647,772	696,777	-7.03%
Allowance for Loan Losses	7,198	7,657	-5.99%
Deposits and Repo Sweep Accounts	955,156	1,033,698	-7.60%

OFF-BALANCE SHEET
Outstanding Balance of Mortgage Loans Sold
with Servicing Retained	126,489	70,880	78.46%
Trust Assets Under Management	727,647	669,538	8.68%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$0.78	$0.92	-15.22%
Net Income - Diluted	$0.78	$0.92	-15.22%
Dividends	$0.50	$0.38	31.58%
Common Book Value	$14.52	$14.39	0.90%
Tangible Common Book Value	$13.55	$13.40	1.12%
Market Value (Last Trade)	$19.32	$19.05	1.42%
Market Value / Common Book Value	133.06%	132.38%	0.51%
Market Value / Tangible Common Book Value	142.58%	142.16%	0.29%
Price Earnings Multiple	12.38	10.35	19.61%
Dividend Yield	5.18%	3.99%	29.82%
Common Shares Outstanding, End of Period	12,351,522	12,235,317	0.95%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	13.76%	12.46%	10.43%
Nonperforming Assets / Total Assets	0.80%	0.72%	11.11%
Allowance for Loan Losses / Total Loans	1.10%	1.09%	0.92%
Total Risk Based Capital Ratio (a)	25.69%	22.53%	14.03%
Tier 1 Risk Based Capital Ratio (a)	24.43%	21.29%	14.75%
Leverage Ratio (a)	13.52%	11.79%	14.67%

AVERAGE BALANCES
Average Assets	$1,243,433	$1,307,146	-4.87%
Average Equity	$183,111	$171,775	6.60%

(a)	Capital ratios for the most recent period are estimated.